Customers Bancorp, Inc. SM
1015 Penn Avenue
Wyomissing, PA 19610

Contacts:
Jay Sidhu, Chairman & CEO 610-301-6476
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Thomas R. Brugger, CFO 484-359-7113

CUSTOMERS BANCORP, INC. EXPECTS BOOK VALUE PER SHARE TO
BE UP OVER 7% DURING SECOND QUARTER 2012

•	Book value per share as of June 30, 2012 also expected to be up about 35% over the past two years

WYOMISSING, PA – June 25, 2012 – Customers Bancorp, Inc. (the "Bancorp"), parent company of about $2 billion asset Customers Bank (the "Bank") today announced that it expects its book value per share to be between $14.00 to $14.25 per share at June 30, 2012, an increase of about 7% during the second quarter.

“We are also pleased that our book value per share is up about 35% over the past two years as a result of good earnings combined with one time bargain purchase gains arising from successful completion of two FDIC assisted deals”, stated Jay Sidhu, Chairman and Chief Executive Officer of Customers Bancorp, Inc. “We remain very focused on continuous improvement of our core earnings and franchise and have a goal of achieving about .90% to 1.0% Return on Assets within the next two to three quarters,” added Sidhu.

Customers Bancorp late last week announced an acquisition of Acacia Federal Savings Bank, entering the greater Metro Washington, D.C. market.  Customers Bancorp plans to acquire 100% of the stock of Acacia Federal from Ameritas Mutual Holding Company (“Ameritas”) for a total consideration of $65 million.  Customers will issue its voting and non-voting common stock for about $45 million at 115% of GAAP book value at time of closing.  Approximately $20 million of Tier 1 qualifying non-cumulative Perpetual Preferred Stock will be issued by Customers Bancorp Inc. to Ameritas at a rate of 3.72% fixed for the first five years.

Upon closing of the Acacia Federal transaction, Customers Bancorp will be about a $3 billion asset company with about 8% tangible equity to asset ratio.

About Customers Bancorp and Customers Bank

Customers Bancorp is a bank holding company based in Wyomissing, Pennsylvania.  The “Bank” is a state-chartered, full-service bank headquartered in Phoenixville, Pennsylvania.  The Bank is a member of the Federal Reserve System and is insured by the Federal Deposit Insurance Corporation (FDIC).  With assets of about $2.0 billion, the Bank provides a full range of banking services to small and medium-sized businesses, professionals, individuals and families through branch locations in Pennsylvania, New York and New Jersey.  The Bank is focused on serving its targeted markets thru a “high touch supported with high tech” strategy that emphasizes exceptional customer service and has strategically placed community banking offices throughout its market area and continually expanding its portfolio of loans to small businesses and consumers.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” which are made in good faith by Customers Bancorp, pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.  These forward-looking statements may include statements with respect to the acquisition of Acacia and expected results and synergies therefrom, strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, and financial condition, results of operations, future performance and business.  Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,”  “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement.  These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp’s control).  Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause the Customers Bancorp’s financial performance (including its performance following the acquisition of Acacia) to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements.  Customers Bancorp cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact that any future events may have on Customers Bancorp. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, as well as any changes in risk factors that may be identified in its quarterly or other reports filed with the SEC.  Customers Bancorp does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp or on behalf of the Bank and other subsidiaries and affiliates.